Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

▪ Registration Statement No. 33-54497 on Form S-8,
▪ Registration Statement No. 33-54499 on Form S-8,
▪ Registration Statement No. 333-34631 on Form S-8,
▪ Registration Statement No. 333-75793 on Form S-8,
▪ Registration Statement No. 333-89471 on Form S-8,
▪ Registration Statement No. 333-36096 on Form S-8,
▪ Registration Statement No. 333-73408 on Form S-8,
▪ Registration Statement No. 333-97811 on Form S-8,
▪ Registration Statement No. 333-33230 on Form S-3/A,
▪ Registration Statement No. 333-114435 on Form S-8,
▪ Registration Statement No. 333-55252 on Form S-3/A,
▪ Registration Statement No. 333-72905 on Form S-3MEF,
▪ Registration Statement No. 333-42733 on Form S-3,
▪ Registration Statement No. 333-14257 on Form S-3,
▪ Registration Statement No. 333-51865 on Form S-3,
▪ Registration Statement No. 333-60434 on Form S-3/A,
▪ Post-Effective Amendment No. 6 to Registration Statement No. 333-60434 on Form S-3,
▪ Registration Statement No. 333-72585 on Form S-4/A,
▪ Registration Statement No. 333-83201 on Form S-4,
▪ Registration Statement No. 333-34580 on Form S-3/A; and
▪ Registration Statement No. 333-128779 on Form S-3MEF

of our report relating to the consolidated financial statements and financial statement schedules of Lowe’s Companies, Inc. dated April 6, 2006 (September 29, 2006 as to Note 2 and the last paragraph of Note 1), and our report relating to management's report on the effectiveness of internal control over financial reporting dated April 6, 2006, appearing in this Annual Report on Form 10-K/A of Lowe’s Companies, Inc. for the fiscal year ended February 3, 2006.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
September 29, 2006